UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 2, 2012

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On October 2, 2012, Opexa Therapeutics, Inc. (the “Company”) will host an analyst briefing to be held in New York, New York, using slides containing the information attached to this Current Report on Form 8-K as Exhibit 99.1.  The presentation includes an overview of the Company’s ongoing Abili-T™ clinical study for Tcelna™, the Company’s lead therapy, in subjects with secondary multiple sclerosis (SPMS), as well as an SPMS disease overview by Mark Freedman, M.D., director of the Multiple Sclerosis Research Unit at the Ottawa Hospital, member of Opexa's Scientific Advisory Board, and an investigator for Opexa’s Abili-T study.  The attached materials will be made available on the Investor Relations page of the Company’s website at www.opexatherapeutics.com.  The Company does not undertake to update this presentation.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Opexa Therapeutics, Inc. Abili-T Analyst Briefing to be held in New York, New York on October 2, 2012.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section, nor be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 2, 2012	OPEXA THERAPEUTICS, INC.

	By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Opexa Therapeutics, Inc. Abili-T Analyst Briefing to be held in New York, New York on October 2, 2012.